                                                                  EXHIBIT (A)(3)
                           ARV ASSISTED LIVING, INC.

                           ARV PIII PURCHASE ANALYSIS

                                   [ARV LOGO]

                           ARV PIII PURCHASE ANALYSIS

                                VALUE COMPARISON

                                                                    VALUE
                               --------------------------------------------------------------------------------
                                  2000          2001          2001                         REIT #1     REIT #2
ASSET                  UNITS     ACTUAL        BUDGET       FORECAST      APPRAISAL         OFFER      OFFER(C)
-----                  -----   -----------   -----------   -----------   -----------     -----------   --------
Chandler Villas......   164    $ 6,050,000   $ 4,100,000   $ 5,400,000   $ 8,500,000(A)  $ 5,700,000
Villa Las Posas......   123     13,225,000    14,225,000    13,675,000    13,250,000(B)   12,500,000
                        ---    -----------   -----------   -----------   -----------     -----------
                        287    $19,275,000*  $18,325,000*  $19,075,000*  $21,750,000     $18,200,000
                               ===========   ===========   ===========   ===========     ===========
Value Per Unit.......          $    67,200*  $    63,900*  $    66,500*  $    75,800     $    63,400
                               ===========   ===========   ===========   ===========     ===========
Chandler Villas......          $ 6,350,000   $ 4,170,000   $ 5,975,000
Villa Las Posas......           14,050,000    15,130,000    14,580,000
                               -----------   -----------   -----------
                               $20,400,000** $19,300,000** $20,555,000**
                               ===========   ===========   ===========
Value Per Unit.......          $    71,000** $    67,250** $    71,600**
                               ===========   ===========   ===========

---------------

   * Values include deduction for partnership administration fees.

 ** Value excludes deduction for partnership administration fees.

(A) Appraisal date June 2000

(B) Appraisal date March 1999

(C) Offer expected by mid-July

                           ARV ASSISTED LIVING, INC.

                           ARV PILL PURCHASE ANALYSIS
                                KEY ASSUMPTIONS

                                                              NUMBER   UNITS
                                                              ------   -----
Assets
  Owned Communities.........................................      2     287
Growth Rates (Annual Compounded)
  Revenue...................................................      3%
  Operating Expenses........................................      3%
  EBITDAR...................................................      3%
  Cap Ex....................................................   5.25%

                                                               AMOUNT    PER UNIT
                                                              --------   --------
Cap Ex
  Actual 1998...............................................  $608,235    $2,165
  1999......................................................  $164,866    $  587
  2000......................................................  $193,140    $  687
  Budget 2001...............................................  $163,496    $  582

                                                                 OWNED      LEASED
                                                                ASSETS      ASSETS
                                                              -----------   ------
Capitalization Rates
  Acquisition...............................................      11%        15%
  Terminal Value in 2010....................................      11%        15%
  Discount Rate.............................................      15%        15%
  Operating Profits.........................................  Half-Year Convention
Sale........................................................  End of 2010
Cost of Sale................................................  Included in purchase price
Fee to ARV on Sale..........................................     None

                                CHANDLER VILLAS
                              101 S. YUCCA STREET
                               CHANDLER, AZ 85224
                            LICENSE NUMBER: RCI-043

                                  [PHOTOGRAPH]

     Chandler Villas, located 12 miles southeast of Phoenix, offers spacious one- and two-bedroom apartments available in five floor plans. Each apartment features a kitchen and large balcony or patio. The community is comprised of 15 one- and two-story buildings situated on eight acres of beautiful park-like grounds.

     The community offers a grand dining room and two large recreation centers plus a pool and spa. A beauty shop, library and game room complete with billiards are all available within the community's expansive grounds.

     Located in a tranquil neighborhood setting, Chandler Villas is close to a number of conveniences including shopping, banks, churches and medical centers. In addition, the community is only minutes away from the cultural and recreational highlights of the greater Phoenix area.

                                     [MAP]

                           ARV ASSISTED LIVING, INC.

                               COMMUNITY SUMMARY

COMMUNITY:                         Chandler Villas

ADDRESS:                           101 S. Yucca Street
                                   Chandler, AZ 85224-8149

OWNER:                             ARV PIII

PHYSICAL INFORMATION:
Year Built:.................................................         1988
Units:......................................................          164
Licensed Beds:..............................................          164
Square Footage:.............................................      110,000
No. Floors:.................................................            2
No. Buildings:..............................................           15
Sprinklered:................................................          Yes
EBITDAR (AFTER MGT & ADMIN FEES):
1998........................................................   $  747,949
1999........................................................   $  617,395
2000........................................................   $  745,772
2001 (Forecast).............................................   $  534,000
EBITDAR MARGIN (AFTER MGT & ADMIN FEES):
1998........................................................          34%
1999........................................................          26%
2000........................................................          28%
2001 (Forecast).............................................          19%
AVERAGE OCCUPANCY:
12/31/98....................................................        98.1%
12/31/99....................................................        93.8%
12/31/00....................................................        97.4%
4/30/01.....................................................        96.3%
12/31/01 (Forecast).........................................        95.6%
ASSISTED LIVING PENETRATION:
12/31/98....................................................        22.1%
12/31/99....................................................        19.2%
12/31/00....................................................        19.0%
2/28/01.....................................................        22.6%
12/31/01 (Forecast).........................................        22.4%
VALUE INFORMATION(a):
Value at 12/31/00...........................................   $6,034,292
Value at 12/31/01 (Forecast)................................   $4,109,091

---------------

(a) Value calculated based upon EBITDAR (after management and administration fees and $500/unit capital expenditure reserve) using an 11% capitalization rate.

                           ARV ASSISTED LIVING, INC.

                              ESTIMATED VALUATION
                                   APRIL 2001
              (With Management and Administration Fees Deduction)

                                                                     CHANDLER VILLAS
                                                                        164 UNITS
                                                                          96.3%
                                                           -----------------------------------
                                                           2000 ACTUAL   2001 BUDGET   CHANGE
                                                           -----------   -----------   -------
EBITDAR Before Management & Administration Fees..........  $   916,269   $   678,544    (25.94)%
Management Fees -- 5%....................................     (135,134)     (137,642)
Administration Fees -- 10%...............................      (35,363)       (6,902)
                                                           -----------   -----------
EBITDAR After Management & Administration Fees...........      745,772       534,000
CAP EX @ $500/Unit.......................................      (82,000)      (82,000)
                                                           -----------   -----------
NOI......................................................  $   663,772   $   452,000    (31.90)%
CAP RATE.................................................         11.0%         11.0%
                                                           -----------   -----------
Value....................................................  $ 6,034,292   $ 4,109,091
Debt.....................................................   (5,096,041)   (5,777,915)
                                                           -----------   -----------
Net Equity Value.........................................  $   938,251   $(1,668,824)  (277.87)%
                                                           ===========   ===========
Per Unit Value...........................................  $    36,794   $    25,055    (31.90)%
                                                           ===========   ===========

                           ARV ASSISTED LIVING, INC.

                              ESTIMATED VALUATION
                                   APRIL 2001
                    (Without Administration Fees Deduction)

                                                                     CHANDLER VILLAS
                                                                        164 UNITS
                                                                          96.3%
                                                           -----------------------------------
                                                           2000 ACTUAL   2001 BUDGET   CHANGE
                                                           -----------   -----------   -------
EBITDAR Before Management & Administration Fees..........  $   916,269   $   678,544    (25.94)%
Management Fees -- 5%....................................     (135,134)     (137,642)
                                                           -----------   -----------
EBITDAR After Management & Administration Fees...........      781,135       540,902
CAP EX @ $500/Unit.......................................      (82,000)      (82,000)
                                                           -----------   -----------
NOI......................................................  $   699,135   $   458,902    (34.36)%
CAP RATE.................................................         11.0%         11.0%
                                                           -----------   -----------
Value....................................................  $ 6,355,775   $ 4,171,836
Debt.....................................................   (5,096,041)   (5,777,915)
                                                           -----------   -----------
Net Equity Value.........................................  $ 1,259,734   $(1,606,079)  (227.49)%
                                                           ===========   ===========
Per Unit Value...........................................  $    38,755   $    25,438    (34.36)%
                                                           ===========   ===========

                           ARV ASSISTED LIVING, INC.

                              ESTIMATED VALUATION
                             ARV PIII -- 287 UNITS
                      (Chandler Villas & Villa Las Posas)

                                                                      2001 FORECAST
                                                     ------------------------------------------------
                                                        TOTAL       CHANDLER VILLAS   VILLA LAS POSAS
                                                     ------------   ---------------   ---------------
EBITDAR(1).........................................  $  2,727,995     $   900,830       $ 1,827,164
Management Fees*...................................      (343,912)       (142,648)         (201,264)
CAP EX**...........................................      (287,000)       (164,000)         (123,000)
                                                     ------------     -----------       -----------
NOI................................................  $  2,097,082     $   594,182       $ 1,502,900
CAP RATE...........................................                            11%               11%
                                                     ------------     -----------       -----------
Value..............................................  $ 19,064,384     $ 5,401,653       $13,662,730
Debt...............................................   (13,786,107)     (5,746,562)       (8,039,545)
                                                     ------------     -----------       -----------
Net Equity Value...................................  $  5,278,277     $  (344,909)      $ 5,623,186
                                                     ============     ===========       ===========

---------------

(1) With Partnership Admin. Fees Deduction.

  * Management Fees -- 5% of Total Revenue

 ** CAP EX -- $1,000 per unit

                           ARV ASSISTED LIVING, INC.

                              ESTIMATED VALUATION
                             ARV PIII -- 287 UNITS
                      (Chandler Villas & Villa Las Posas)

                                                                      2001 FORECAST
                                                     ------------------------------------------------
                                                        TOTAL       CHANDLER VILLAS   VILLA LAS POSAS
                                                     ------------   ---------------   ---------------
EBITDAR(1).........................................  $  2,892,096     $   963,857       $ 1,928,238
Management Fees*...................................      (343,912)       (142,648)         (201,264)
CAP EX**...........................................      (287,000)       (164,000)         (123,000)
                                                     ------------     -----------       -----------
NOI................................................  $  2,261,183     $   657,209       $ 1,603,974
CAP RATE...........................................                            11%               11%
                                                     ------------     -----------       -----------
Value..............................................  $ 20,556,212     $ 5,974,627       $14,581,585
Debt...............................................   (13,786,107)     (5,746,562)       (8,039,545)
                                                     ------------     -----------       -----------
Net Equity Value...................................  $  6,770,105     $   228,065       $ 6,542,040
                                                     ============     ===========       ===========

---------------

(1) Without Partnership Admin. Fees Deduction.

 *  Management Fees -- 5% of Total Revenue

**  CAP EX -- $1,000 per unit

                          EXECUTIVE FINANCIAL SUMMARY

                    FOR THE PERIOD ENDING DECEMBER 31, 2001

DESCRIPTION                                                      BUDGET       PRIOR YEAR
-----------                                                   ------------   ------------
CHANDLER VILLA, LLC
Rental Revenue..............................................  2,468,806.00   2,459,908.90
AL Services.................................................    207,242.00     177,552.11
Other.......................................................     76,792.00      65,220.22
TOTAL REVENUE...............................................  2,752,840.00   2,702,681.23
OPERATING EXPENSE
Payroll.....................................................  1,107,818.00     918,082.08
Variable Expense............................................    293,529.00     232,268.78
Utilities...................................................    220,142.00     214,790.27
Other Operating Expenses....................................    331,046.00     303,233.63
TOTAL OPERATING EXPENSE.....................................  1,952,535.00   1,668,374.76
GROSS MARGIN................................................    800,305.00   1,034,306.47
                                                                      29.1%          38.3%
Other Expenses..............................................    266,305.00     288,534.41
EBITDAR.....................................................    534,000.00     745,772.06
                                                                      19.4%          27.6%
EBITDA......................................................    534,000.00     745,772.06
Interest....................................................    485,696.00     432,295.45
D&A.........................................................    348,240.00     350,483.81
Non-Operating Inc/Exp.......................................     (4,692.00)       (539.18)
NET INCOME (LOSS)...........................................   (295,244.00)    (36,468.02)

                                VILLA LAS POSAS
                               24 LAS POSAS ROAD
                              CAMARILLO, CA 93010
                           LICENSE NUMBER: 565800476

                                   (PICTURE)

     Located in the heart of Camarillo, Villa Las Posas offers 123 studio and one-bedroom apartments to seniors desiring the ultimate in retirement or assisted living. The three-story, Mediterranean-style complex is situated on over three acres of land complete with gardens and walking paths. Villa Las Posas is ideally located alongside a neighborhood park, with a nearby shopping mall, doctors' offices, library, community hospital and church.

                                     (MAP)

                           ARV ASSISTED LIVING, INC.

                               COMMUNITY SUMMARY

COMMUNITY:                   Villa Las Posas

ADDRESS:                     24 Las Posas Road
                             Camarillo, CA 93010

OWNER:                       ARV PIII

PHYSICAL INFORMATION:
Year Built..................................................         1997
Units.......................................................          123
Licensed Beds...............................................          140
Square Footage..............................................       89,000
No. Floors..................................................            3
No. Buildings...............................................            1
Sprinklered.................................................          Yes
EBITDAR (AFTER MGT & ADMIN FEES):
1998........................................................  $   864,231
1999........................................................  $ 1,290,473
2000........................................................  $ 1,516,518
2001 (Forecast).............................................  $ 1,625,103
EBITDAR MARGIN (AFTER MGT & ADMIN FEES):
1998........................................................           33%
1999........................................................           38%
2000........................................................           40%
2001 (Forecast).............................................           41%
AVERAGE OCCUPANCY:
12/31/98....................................................         81.3%
12/31/99....................................................         98.6%
12/31/00....................................................         98.1%
4/30/01.....................................................         97.6%
12/31/01 (Forecast).........................................         99.1%
ASSISTED LIVING PENETRATION:
12/31/98....................................................         31.1%
12/31/99....................................................         35.1%
12/31/00....................................................         42.0%
2/28/01.....................................................         49.2%
12/31/01 (Forecast).........................................         40.1%
VALUE INFORMATION(A):
Value at 12/31/00...........................................  $13,224,399
Value at 12/31/01 (Forecast)................................  $14,214,568

---------------

(a) Value calculated based upon EBITDAR (after management and administration fees and $500/unit capital expenditure reserve) using an 11% capitalization rate.

                           ARV ASSISTED LIVING, INC.

                              ESTIMATED VALUATION
                                   APRIL 2001
              (With Management and Administration Fees Deduction)

                                                                      VILLA LAS POSAS
                                                                          123 UNIT
                                                                           97.6%
                                                             ----------------------------------
                                                             2000 ACTUAL   2001 BUDGET   CHANGE
                                                             -----------   -----------   ------
EBITDAR Before Management & Administration Fees............  $ 1,795,887   $ 1,925,167    7.20%
Management Fees -- 5%......................................     (189,502)     (199,200)
Administration Fees -- 10%.................................      (90,201)     (100,865)
                                                             -----------   -----------
EBITDAR After Management & Administration Fees.............    1,516,184     1,625,103
CAP EX @ $500/Unit.........................................      (61,500)      (61,500)
                                                             -----------   -----------
NOI........................................................  $ 1,454,684   $ 1,563,603    7.49%
CAP RATE...................................................         11.0%         11.0%
                                                             -----------   -----------
Value......................................................  $13,224,399   $14,214,568
Debt.......................................................   (8,080,798)   (8,047,021)
                                                             -----------   -----------
Net Equity Value...........................................  $ 5,143,601   $ 6,167,547   19.91%
                                                             ===========   ===========
Per Unit Value.............................................  $   107,515   $   115,566    7.49%
                                                             ===========   ===========

                           ARV ASSISTED LIVING, INC.

                              ESTIMATED VALUATION
                                   APRIL 2001
                    (Without Administration Fees Deduction)

                                                                      VILLA LAS POSAS
                                                                          123 UNIT
                                                                           97.6%
                                                             ----------------------------------
                                                             2000 ACTUAL   2001 BUDGET   CHANGE
                                                             -----------   -----------   ------
EBITDAR Before Management & Administration Fees............  $ 1,795,887   $ 1,925,167    7.20%
Management Fees -- 5%......................................     (189,502)     (199,200)
                                                             -----------   -----------
EBITDAR After Management & Administration Fees.............    1,606,385     1,725,968
CAP EX @ $500/Unit.........................................      (61,500)      (61,500)
                                                             -----------   -----------
NOI........................................................  $ 1,544,885   $ 1,664,468    7.74%
CAP RATE...................................................         11.0%         11.0%
                                                             -----------   -----------
Value......................................................  $14,044,411   $15,131,523
Debt.......................................................   (8,080,798)   (8,047,021)
                                                             -----------   -----------
Net Equity Value...........................................  $ 5,963,613   $ 7,084,502   18.80%
                                                             ===========   ===========
Per Unit Value.............................................  $   114,182   $   123,021    7.74%
                                                             ===========   ===========

                           ARV ASSISTED LIVING, INC.

                              ESTIMATED VALUATION
                             ARV PIII -- 287 UNITS
                      (Chandler Villas & Villa Las Posas)

                                                                      2001 FORECAST
                                                     ------------------------------------------------
                                                        TOTAL       CHANDLER VILLAS   VILLA LAS POSAS
                                                     ------------   ---------------   ---------------
EBITDAR(1).........................................  $  2,727,995     $   900,830       $ 1,827,164
Management Fees*...................................      (343,912)       (142,648)         (201,264)
CAP EX**...........................................      (287,000)       (164,000)         (123,000)
                                                     ------------     -----------       -----------
NOI................................................  $  2,097,082     $   594,182       $ 1,502,900
CAP RATE...........................................                            11%               11%
                                                     ------------     -----------       -----------
Value..............................................  $ 19,064,384     $ 5,401,653       $13,662,730
Debt...............................................   (13,786,107)     (5,746,562)       (8,039,545)
                                                     ------------     -----------       -----------
Net Equity Value...................................  $  5,278,277     $  (344,909)      $ 5,623,186
                                                     ============     ===========       ===========

---------------

(1) With Partnership Admin. Fees Deduction.

 *  Management Fees -- 5% of Total Revenue

 ** CAP EX -- $1,000 per unit

                           ARV ASSISTED LIVING, INC.

                              ESTIMATED VALUATION
                             ARV PIII -- 287 UNITS
                      (Chandler Villas & Villa Las Posas)

                                                                      2001 FORECAST
                                                     ------------------------------------------------
                                                        TOTAL       CHANDLER VILLAS   VILLA LAS POSAS
                                                     ------------   ---------------   ---------------
EBITDAR(1).........................................  $  2,892,096     $   963,857       $ 1,928,238
Management Fees*...................................      (343,912)       (142,648)         (201,264)
CAP EX**...........................................      (287,000)       (164,000)         (123,000)
                                                     ------------     -----------       -----------
NOI................................................  $  2,261,183     $   657,209       $ 1,603,974
CAP RATE...........................................                            11%               11%
                                                     ------------     -----------       -----------
Value..............................................  $ 20,556,212     $ 5,974,627       $14,581,585
Debt...............................................   (13,786,107)     (5,746,562)       (8,039,545)
                                                     ------------     -----------       -----------
Net Equity Value...................................  $  6,770,105     $   228,065       $ 6,542,040
                                                     ============     ===========       ===========

---------------

(1) Without Partnership Admin. Fees Deduction.

 *  Management Fees -- 5% of Total Revenue

**  CAP EX -- $1,000 per unit

                          EXECUTIVE FINANCIAL SUMMARY

                    FOR THE PERIOD ENDING DECEMBER 31, 2001

DESCRIPTION                                                      BUDGET       PRIOR YEAR
-----------                                                   ------------   ------------
VILLA LAS POSAS, LLC
Rental Revenue..............................................  3,463,611.00   3,276,358.43
AL Services.................................................    464,931.00     468,809.43
Other.......................................................     55,448.00      44,875.15
TOTAL REVENUE...............................................  3,983,990.00   3,790,043.01
OPERATING EXPENSE
Payroll.....................................................  1,250,869.00   1,141,774.62
Variable Expense............................................    320,595.00     370,943.85
Utilities...................................................    135,878.00     127,932.03
Other Operating Expenses....................................    182,590.00     196,234.97
TOTAL OPERATING EXPENSE.....................................  1,889,932.00   1,836,885.47
Gross Margin................................................  2,094,058.00   1,953,157.54
                                                                      52.6%          51.5%
Other Expenses..............................................    468,955.00     436,638.83
EBITDAR.....................................................  1,625,103.00   1,516,518.71
                                                                      40.8%          40.0%
EBITDA......................................................  1,625,103.00   1,516,518.71
Interest....................................................    717,339.00     704,992.79
D&A.........................................................    669,540.00     657,179.47
NET INCOME (LOSS)...........................................    238,224.00     154,638.30

                           ARV ASSISTED LIVING, INC.

                          CAPITAL EXPENDITURES HISTORY
                                    ARV PIII

                                            $ CAPITAL EXPENDITURES                                      CAP-X PER UNIT
                       ----------------------------------------------------------------   ------------------------------------------
                       AVAILABLE     1997       1998       1999       2000       2001      1997     1998     1999     2000     2001
ARV P111                 UNITS      ACTUAL     ACTUAL     ACTUAL     ACTUAL     BUDGET    ACTUAL   ACTUAL   ACTUAL   ACTUAL   BUDGET
--------               ---------   --------   --------   --------   --------   --------   ------   ------   ------   ------   ------
Villas Las Posas
  [a]................     122           N/A    584,996     17,016     39,915     61,200     N/A    $4,795    $139     $327     $502
Chandler Villas......     159       110,430     23,240    147,870    153,225    102,296    $695    $ 146     $930     $964     $643
TOTAL................     281      $110,430   $608,235   $164,886   $193,140   $163,496    $695    $2,165    $587     $687     $582

---------------

[a] Community under construction.

                           ARV ASSISTED LIVING, INC.

               MORTGAGES BY MATURITY DATE -- NON-ARV-CONSOLIDATED
                               AS OF MAY 31 2001

                                                                    MATURITY    BALANCE AT    TYPE OF
       COMMUNITY NAME                      LENDER NAME                DATE      31-MAY-01       RATE     INTEREST RATE
       --------------                      -----------              --------   ------------   --------   -------------
PARTNERSHIP OWNED COMMUNITIES
  (ARV IS GENERAL PARTNER)
Chandler Villas..............  Red Mortgage Capital                 Feb-36     $  5,775,397    Fixed          8.06%
Villa Las Posas..............  Banc One                             Jan-02     $  8,039,545    Fixed          9.15%
                                                                               ------------
TOTAL DUE PARTNERSHIP OWNED
  COMMUNITIES (PIII).........                                                  $ 13,814,942
                                                                               ============
APARTMENTS
PARTNERSHIP OWNED COMMUNITIES
  (ARV IS GENERAL PARTNER)
Meadow View/Springboro.......  Bank United                          May-10     $  3,556,450    Fixed         9.125%
Inn at Woodbridge............  General Electric Credit Corporation  May-12     $  3,722,248    Fixed         10.00%
Inn at Woodbridge............  Orange County Housing Authority      Jun-28     $    560,510    Fixed          3.00%
                                                                               ------------
TOTAL DUE PARTNERSHIP OWNED
  COMMUNITIES (APARTMENTS)...                                                  $  7,839,208
                                                                               ------------
TOTAL ARV NON-CONSOLIDATED
  MATURITIES.................                                                  $ 21,654,150
                                                                               ============
Total Fixed Rate
  Maturities.................                                        100%      $ 21,654,150    Fixed
Total Variable Rate
  Maturities.................                                         0%       $          0   Variable
                                                                               ------------
TOTAL MATURITIES.............                                                  $ 21,654,150
                                                                               ============
MATURITIES BY YEAR
------------------------------------------------------------------
2001........................................................................   $          0
2002........................................................................   $  8,039,545
2003........................................................................   $          0
2004........................................................................   $          0
Thereafter..................................................................   $ 13,614,605
                                                                               ------------
TOTAL.......................................................................   $ 21,654,150
                                                                               ============

(ARV ASSISTED LIVING LOGO)

MEMO

TO:                               Douglas Pasquale
FROM:                            Douglas Armstrong
DATE:                                June 22, 2001
SUBJECT:                           Chandler Villas

PREPAYMENT PENALTY

     The Chandler Villas promissory note provides that the borrower may not prepay the note, in whole or in part, prior to March 1, 2006. Commencing on March 1, 2006, the note may be prepaid provided such prepayment is accompanied by a prepayment penalty calculated as follows:

PREPAYMENT PERIODS                                            PREPAYMENT PENALTY
------------------                                            ------------------
March 1, 2006 through February 28, 2007.....................            5%
March 1, 2007 through February 29, 2008.....................            4%
March 1, 2008 through February 28, 2009.....................            3%
March 1, 2009 through February 28, 2010.....................            2%
March 1, 2010 through February 28, 2011.....................            1%
March 1, 2011 and thereafter................................         None

ARVP III VOTING REQUIREMENTS

     The ARVP III Limited Partnership Agreement provides that no General Partner may conduct the sale of substantially all of the partnership assets except on a Majority Vote of the Limited Partners. "Majority Vote" is defined as the vote or written consent of Limited Partners who own more than fifty percent (50%) of the partnership interests.

                   AMERICAN RETIREMENT VILLAS PROPERTIES III

                            PARTNERSHIP INFORMATION

OPENED:                            October-89

CLOSED:                            December-92

UNITS:                             18,666

PRICE:                             $1,000/Unit

MINIMUM INVESTMENT:                $5,000/$2,000 IRA

DISTRIBUTIONS FOR SAMPLE $5,000 (5 UNIT) INVESTMENT:*

CASH FLOW FROM OPERATIONS:         $2,284

PROCEEDS OF SALE/REFINANCE:        $3,882

TOTAL TO DATE:                     $6,166
---------------

* Based on an Investment made in October of 1989. Life-to-date distributions will vary as much as ($850) for a $5,000 investment depending on date of investment.

                   AMERICAN RETIREMENT VILLAS PROPERTIES III

                         PARTNERSHIP SCHEDULE K-1 DATA

                                              CAPITAL       CAPITAL                              CAPITAL
                                             ACCOUNT AT   CONTRIBUTED             WITHDRAWALS    ACCOUNT
                                             BEGINNING      DURING      INCOME        AND        AT END
                   YEAR                       OF YEAR        YEAR       (LOSS)   DISTRIBUTIONS   OF YEAR
                   ----                      ----------   -----------   ------   -------------   -------
1989.......................................        0         5,000         70          (59)       5,011
1990.......................................    5,011             0       (154)        (188)       4,669
1991.......................................    4,669             0       (192)        (341)       4,136
1992.......................................    4,136             0        (15)        (313)       3,808
1993.......................................    3,808             0       (338)        (175)       3,295
1994.......................................    3,295             0       (170)        (750)       2,375
1995.......................................    2,375             0       (783)         (75)       1,517
1996.......................................    1,517             0       (245)        (125)       1,147
1997.......................................    1,147             0        106            0        1,253
1998.......................................    1,253             0       (362)        (250)         641
1999.......................................      641             0      1,332       (2,603)        (630)
2000.......................................     (630)            0        (17)        (106)        (753)
                                                                         (768)      (4,985)
2001 Distributions.........................                                         (1,181)
Total Cash Distributions...................                                         (6,166)

                   AMERICAN RETIREMENT VILLAS PROPERTIES III

SECONDARY SALES HISTORY

     The following chart reflects all sales submitted for transfer wherein a sales price per unit was reported:

2001

QUARTER ENDING                                                UNITS SOLD   LOW    HIGH   AVERAGE
--------------                                                ----------   ----   ----   -------
January 31, 2001............................................   201.000     $350   $416    $355
February 28, 2001...........................................    10.000     $461   $461    $461
March 31, 2001..............................................    12.000     $265   $350    $279
April 30, 2001..............................................    10.000     $265   $265    $265
May 31, 2001................................................    10.000     $140   $140    $140

                           ARV ASSISTED LIVING, INC.
                              FINANCIAL STATEMENT
                                VILLA LAS POSAS
                     FOR THE PERIOD ENDING AUGUST 31, 2001

                                         AUG YTD       2001 FORECAST
                                        ---------      -------------
TOTAL REVENUE                           2,681,599       $4,022,399
                                        ---------       ----------
TOTAL PAYROLL RELATED                     802,291       $1,203,437
                                        ---------       ----------
TOTAL VARIABLE EXPENSE                    208,787       $  313,180
                                        ---------       ----------
OTHER EXPENSES                            349,021          523,530
                                        ---------       ----------
TOTAL PROFESSIONAL FEES                   218,554       $  327,831
                                        ---------       ----------
EBITDAR                                 1,102,946       $1,654,420
EBITDAR PERCENT                              41.1%            41.1%
80005 Interest Income                        (320)      $     (480)
                                        ---------       ----------
TOTAL NON-OPERATING INCOME/EXPENSE           (320)      $     (480)
                                        ---------       ----------
83005 Interest Expense                    491,167       $  736,751
                                        ---------       ----------
TOTAL INTEREST EXPENSE                    491,167       $  736,751
                                        ---------       ----------
EBTDA                                     612,099       $  918,149
EBTDA PERCENT                                26.4%            22.8%
77505 Depreciation                        337,796       $  506,694
78005 Amortization                         77,625       $  116,437
                                        ---------       ----------
TOTAL DEPRECIATION & AMORTIZATION         415,421       $  623,131
                                        ---------       ----------
NET INCOME (LOSS)                         196,678       $  295,018
                                        =========       ==========

                           ARV ASSISTED LIVING, INC.
                              FINANCIAL STATEMENT
                                CHANDLER VILLAS
                     FOR THE PERIOD ENDING AUGUST 31, 2001

                                         AUG YTD       2001 FORECAST
                                        ---------      -------------
TOTAL REVENUE                           1,932,843       $2,899,264
                                        ---------       ----------
TOTAL PAYROLL RELATED                     721,870       $1,082,805
                                        ---------       ----------
TOTAL VARIABLE EXPENSE                    183,018       $  274,527
                                        ---------       ----------
OTHER EXPENSES                            407,221          610,832
                                        ---------       ----------
TOTAL PROFESSIONAL FEES                   129,818       $  194,728
                                        ---------       ----------
EBITDAR                                   490,915       $  736,373
EBITDAR PERCENT                              25.4%            25.4%
80005 Interest Income                      (6,158)      $   (9,238)
                                        ---------       ----------
TOTAL NON-OPERATING INCOME/EXPENSE         60,263       $   90,394
                                        ---------       ----------
83005 Interest Expense                    308,756       $  463,134
83025 Int. Exp. MIP                        16,867       $   25,300
                                        ---------       ----------
TOTAL INTEREST EXPENSE                    325,622       $  488,434
                                        ---------       ----------
EBTDA                                     105,030       $  157,545
EBTDA PERCENT                                 6.2%             5.4%
87010 Extraordinary Items - Net Tax        66,421       $   66,421
77505 Depreciation                        114,759       $  172,139
78005 Amortization                          4,975       $    7,462
                                        ---------       ----------
TOTAL DEPRECIATION & AMORTIZATION         119,734       $  179,601
                                        ---------       ----------
NET INCOME (LOSS)                         (81,125)      $  (88,477)
                                        =========       ==========

ARV ASSISTED LIVING, INC.
PIII INVESTMENT ANALYSIS (CHANDLER VILLAS & VILLA LAS POSAS)
UNLEVERED RETURNS

                                                                               ASSUMES 3% GROWTH ----->
                                   ----------------------------------------------------------------------------------------------
                                      ACTUAL          ACTUAL          FORECAST       FORECAST        FORECAST        FORECAST
                                       1999            2000             2001           2002            2003            2004
                                      DEC YTD         DEC YTD         DEC YTD         DEC YTD         DEC YTD         DEC YTD
                                   ----------------------------------------------------------------------------------------------
Total Revenue                         5,792,582        6,492,724       6,921,663       7,129,313       7,343,192       7,563,488
---------------------------------------------------------------------------------------------------------------------------------
EBITDAR (Excld Mgt & Admin Fees)      2,369,506        2,704,660       2,736,876       2,818,982       2,903,552       2,990,658
---------------------------------------------------------------------------------------------------------------------------------
5.0% Mgt Fee                            289,629          324,636         346,083         356,466         367,160         378,174
---------------------------------------------------------------------------------------------------------------------------------
Partnership Admin fee                    91,225          124,783         116,465         126,252         111,868         120,317
---------------------------------------------------------------------------------------------------------------------------------
Less Capital Expenditures               166,886          193,140         163,496         287,000         295,610         304,478
---------------------------------------------------------------------------------------------------------------------------------
Un-levered Net Cash Flow              1,821,766        2,062,101       2,110,832       2,049,265       2,128,914       2,187,688
---------------------------------------------------------------------------------------------------------------------------------
Cash on cash return based on
$17.5 million invested*                    10.4%            11.8%           12.1%           11.7%           12.2%           12.5%
                                   =============================================================================================



                                   --------------------------------------------------------------------------------------------
                                    FORECAST        FORECAST        FORECAST        FORECAST        FORECAST         FORECAST
                                      2005            2006            2007            2008            2009             2010
                                     DEC YTD         DEC YTD         DEC YTD         DEC YTD         DEC YTD          DEC YTD
                                   --------------------------------------------------------------------------------------------
Total Revenue                         7,790,393       8,024,104       8,264,828       8,512,772       8,768,156       9,031,200
-------------------------------------------------------------------------------------------------------------------------------
EBITDAR (Excld Mgt & Admin Fees)      3,080,378       3,172,789       3,267,973       3,366,012       3,466,993       3,571,002
-------------------------------------------------------------------------------------------------------------------------------
5.0% Mgt Fee                            389,520         401,205         413,241         425,639         438,408         451,560
-------------------------------------------------------------------------------------------------------------------------------
Partnership Admin fee                   129,065         138,124         147,507         157,228         167,303         177,746
-------------------------------------------------------------------------------------------------------------------------------
Less Capital Expenditures               313,612         323,020         332,711         342,692         352,973         363,562
-------------------------------------------------------------------------------------------------------------------------------
Un-levered Net Cash Flow              2,248,181       2,310,440       2,374,514       2,440,454       2,508,309       2,578,134
-------------------------------------------------------------------------------------------------------------------------------
Cash on cash return based on
$17.5 million invested*                    12.8%           13.2%           13.6%           13.9%           14.3%           14.7%
                                   =============================================================================================


* Investment Calculation:
$360/unit x 18,666 units           $  6,720,000
Assumed Debt                       $ 13,770,000
                                   ------------
Gross Investment                   $ 20,490,000
Less Net Working Capital           ($ 3,030,000)
                                   ------------
Net                                $ 17,460,000
                                   ============

                                    ARVPIII

                              LIQUIDATION ANALYSIS



Value of Real Estate Assets                              $ 19,200,000

Less:
        Selling costs @ 5%                                   (960,000)
        Prepayment penalties                                 (290,000)
        Mortgages                                         (13,770,000)
                                                         ------------

Net Proceeds from Real Estate                                             $  4,180,000

Net Working Capital

        Cash Net of Liabilities                             2,170,000
        Claremont Note                                           --
        Impounds                                              785,000
        Other                                                  75,000
                                                         ------------
                                                                          $  3,030,000
                                                                          ------------

ARVPIII Net Liquidation Value                                             $  7,210,000
General and Special Partners Distribution (1%)                                 (72,000)
                                                                          ------------
Estimated Unitholder Distribution                                         $  7,138,000
                                                                          ------------

Value Per Unit @ 18,666 Units                                             $     382.41(A)
                                                                          ============

ARV $360 Offer as a Percentage of Liquidation Value                              94.14%
                                                                          ============

C3 Capital Offer as a Percentage of Liquidation Value                            78.45%
                                                                          ============


(A) Assuming it would take one year to complete liquidation of the Partnership at the values indicated above (this assumption appears conservative given the best offer on the real estate is $18,200,000 or $1,000,000 less than the $19,200,000 reflected above), the present value at a 10% discount rate of the liquidation value is $347.65 and ARV's offer as a percentage of the discounted liquidation value is $103.55%.